                                                                   EXHIBIT 10.10


                                          LOCATION:

                                          TORONTO, ONTARIO, CANADA
                                          VANCOUVER, BRITISH COLUMBIA, CANADA
                                          DORADO RESOURCES CORP.


                                          DATE: NOVEMBER 30, 1999






                                   ZLAND, INC.

                         OPERATING ASSISTANCE AGREEMENT

                                      WITH


                             DORADO RESOURCES CORP.

                         OPERATING ASSISTANCE AGREEMENT

         THIS OPERATING ASSISTANCE AGREEMENT ("Agreement") is made and entered into as of November 30, 1999, by and between Dorado Resources Corp. a British Columbia, Canadian corporation (collectively, "Franchisee"), and ZLand, Inc. a Delaware corporation ("Provider").

                                    RECITALS

         A. WHEREAS, Franchisee wishes to hire another party with industry expertise to assist in the operation of its ZLand Franchises in the Toronto, Ontario, Canada and Vancouver, British Columbia, Canada metropolitan areas (collectively referred to as the "Franchise");

         B. WHEREAS, while Franchisee will maintain ultimate supervisory and management responsibility, Franchisee wishes to have this other party hire general managers and provide other assistance related to the launching and operating of the various territories in its Franchise;

         C. WHEREAS, Provider has the necessary industry expertise to provide such services; and

         D. WHEREAS, Provider has employees who can perform general managers functions for Franchisee.

                                    AGREEMENT

Franchisee hereby wishes to engage Provider to provide the above services and Provider wishes provide such services to Franchisee. In consideration of the mutual promises, covenants and agreements herein, Franchisee and Provider agree as follows:

1. Term and Termination. The initial term of this Agreement shall be one year subject to earlier termination or renewal as set forth herein, commencing on the date hereof.

         1.1 Renewal. Following the initial term, this Agreement shall automatically renew for a period of one (1) year, unless either party gives 90 days written notice to the other party of its intention not to renew as set forth herein. Notwithstanding the foregoing, this Agreement shall automatically terminate if the Franchise is sold or otherwise disposed of, all the remaining assets of the Franchise are liquidated, and the affairs of the Franchise are fully and completely wound up.

         1.2 Termination. Notwithstanding any other provision of this Agreement to the contrary, either party shall provide the other party with thirty (30) days prior written notice of any breach of this Agreement. If such noticed breach is not cured at the end of the notice period (or, if cure cannot reasonably be completed in that time, steps toward cure have begun during that period and are being diligently pursued) the noticing party may terminate this Agreement.


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Notwithstanding anything contained herein to the contrary, all advances or guarantees by the Provider or its affiliate company must be fully discharged for such termination to be valid.

2. Lease of General Managers. Franchisee hereby leases from Provider the full time services of two employees to act as General Managers of Franchise operations ("General Managers"). While Franchisee is responsible for the overall management and control of the Franchise, General Managers shall oversee the day-to-day operations of Franchisee's Franchise, the premises of which are located in Vancouver, British Columbia and Toronto, Ontario areas (one General Manager for each area), as required by Franchisee's Franchise Agreement with Provider on Franchisee's behalf, but subject to Franchisee's direction and control. Franchisee acknowledges that General Managers are Provider's employees and hereby agrees not to solicit the services of General Managers or any of Provider's employees during the term of this Agreement and for a period of twelve (12) months thereafter without Provider's prior written consent. Franchisee shall have the right to approve or disapprove the General Managers selected by Provider, and Franchisee shall further have the right to terminate the services of either General Manager upon thirty (30) days written notice to Provider, and Provider shall endeavor to find a suitable replacement General Manager during that time.

3.       Operation of the Franchise.

         3.1 Provider's Duties and Responsibilities. Under the direction and control, in the name and for the account of Franchisee, General Managers shall oversee the day-to-day operations of the Franchise in accordance with the Franchise Agreement and consistent with prudent management practices, subject to the terms of this Agreement and the Annual Budget (as defined in clause (b) below) then in effect. In all instances herein, all duties attributed to General Managers are also the duties of Provider and vice versa. General Managers shall do and perform under the direction and control of Franchisee, with any and all necessary assistance from Provider's staff, when and as necessary or appropriate, solely with funds from the Working Capital Account as defined in
Section 5 below, the following:

             (a) Prepare a comprehensive and detailed operation and development plan (the "Plan") for the Franchise, which shall be a part of the Annual Budget referenced above. The Plan shall include but not be limited to, separate financial pro formas and cash flow projections pertaining to the Franchise;

             (b) Prepare a comprehensive and detailed annual budget for the Franchise, which shall include the items set forth in Section 3.1, as well as line item allocations and detail for the matters set forth in the Plan and/or otherwise considered by the Franchise ("Annual Budget");

             (c) Maintain all books, records, reports, and accounts in which shall be entered all transactions of the Franchise and shall be open for inspection and copying by Franchisee.


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             (d) Promptly assist and cooperate with Franchisee's accountants in performance of any accounting functions required of Franchisee's accountants, including the treatment and adjustment of capital accounts, the calculations of capital contributions and allocations, the preparation of tax returns, the making of tax and accounting elections, and all other matters reasonably required of or by Franchisee's accountants;

             (e) Receive, consider and use his best efforts to resolve the complaints of all customers or users of any of the services or facilities of the Franchise;

             (f) Enter into, pay and perform in the name of and at the expense of Franchisee, all contracts, operating leases, concessions, licenses, permits and other undertakings for the operation of the Franchise;

             (g) Receive and collect all cash and accounts generated from the operation of the Franchise, convert all accounts to cash and deposit such sums, along with all funds furnished by Franchisee as "working capital" and all other monies received by General Managers for or on behalf of Franchisee, into the Working Capital Account (as defined in Section 5.1);

             (h) Pay and disburse on behalf and for the account of Franchisee, as required for the operation of the Franchise, and all other disbursements directly or indirectly authorized by this Agreement; and any other charge, item of expense or other item which General Managers considers to be necessary or desirable for the operation of the Franchise consistent with the Annual Budget and not otherwise expressly authorized or limited under this Agreement;

             (i) Arrange for and cause, at Franchisee's expense, compliance by Franchise with all statutes, ordinances, laws, rules, regulations, orders and determinations affecting or issued in connection with the Franchise, by any governmental authority having jurisdiction; and

             (j) Institute and defend, in Provider's name and/or in the name of Franchisee, and (subject to the provisions of the Franchise Agreement) at Franchisee's expense, any necessary legal actions or proceedings to enforce contracts involving the Franchise, collect charges, rent or other income for the Franchise; any counsel engaged under this subsection shall be designated by Provider and shall be subject to Franchisee's approval which shall be deemed given unless written objection is received by Provider within 10 days after the request for approval is given.

         3.2 Annual Budget. The Annual Budget for the first fiscal year of the Franchise will be delivered by General Managers to the Chairman of Franchisee's Finance Committee within 60 days after the execution date hereof and shall be deemed accepted if Franchisee does not object to the proposed Annual Budget within 15 days after delivery. Each Annual Budget shall include, without limitation, General Managers' forecast of revenues, expenses and cash flow for the Franchise for the fiscal year, presented on a monthly basis, plus a capital improvements and replacements budget. At the request of Franchisee given to General Managers within 10 days after tender of the proposed Annual Budget, Provider's representatives shall review such budget with Franchisee and General Managers at the Franchise or a mutually agreeable location. General Managers may revise the Annual Budget from time to time to reflect any unpredicted significant


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changes, variables or events beyond General Managers' control or include significant additional unanticipated items of income or expense. Any such revision shall be submitted for, and subject to, Franchisee's approval. Unbudgeted or unforecast expenditures unforeseen at the time of submission of the Annual Budget and reasonably deemed necessary by General Managers in a bona fide emergency may be made without Franchisee's prior authorization, except as provided in this Section 3. Neither General Managers nor Provider shall be deemed to have made any guarantee, warranty or representation whatsoever in connection with the Annual Budget. Franchisee acknowledges that each Annual Budget, including any forecast of revenues, expenses and cash flow, are estimates and are subject to and will be affected by changes in financial, economic and other conditions and circumstances beyond General Managers' or Provider's control.

         3.3 Reports. General Managers shall provide Franchisee with quarterly comprehensive written reports as to the status of the development and operation of the Franchise. The written reports shall contain, but not be limited to, a capsulation or abstract of the matters discussed at the meetings then transpiring between Franchisee and Provider, including, but not limited to, an analysis and discussion of the progress and performance of the Franchise, and the conformance or variances of the foregoing to or with the Plan and Annual Budget. The reports shall also contain, but not be limited to, an analysis and discussion of the specific minimum performance levels to be achieved by General Managers. Franchisee reserves the right to reasonably determine the format and topic content of the above reports.

         3.4 Compensation. Provider, as its fee for all assistance services with regard to the Franchise and the lease of General Managers' services hereunder, shall receive US$24,000 per month. This US$24,000 per month fee shall be waived for the first twelve months of this Agreement. Franchisee shall pay Provider's General Managers the performance-based bonus compensation earned under formula contained in General Managers' contracts with Provider. The foregoing fee shall be included as a special item to the Plan and Budget. Further, Provider shall receive a bonus of 20% of the EBITDA of the Franchise (earnings before interest, taxes, depreciation and amortization, all as determined in accordance with U.S.
GAAP), payable each quarter that the Franchise shows a profit. If Provider employs its Human Resources Department to provide personnel recruiting services beyond such recruitment services provided solely by General Managers, Provider shall receive a fee of $1,000 per person recruited.

         3.5 General Provisions. Provider shall determine the manner and means of carrying out its duties hereunder subject, however, to the oversight and control of Franchisee. Provider shall have the right of control and discretion as to the manner of performance of its services hereunder in that the result of the work and not the means by which it is accomplished shall be the primary factor for which the parties have bargained hereunder. Provider's obligations for performance of services hereunder, shall be limited to the completion of the services described above in accordance with the Plan and Annual Budget as set forth herein. Franchisee shall not direct the details, manner or means by which Provider accomplished the services performed hereunder, provided that the services are in accordance with the Plan and Annual Budget.

         3.6 Payment of Taxes. Provider shall be responsible for General Managers' employment taxes and estimated tax liabilities, whether federal, state or local. Franchisee shall be


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responsible for the employment taxes and estimated tax liabilities, whether federal, state or local, for all Franchise employees.

         3.7 Workers' Compensation Insurance. Provider shall obtain and maintain at all times hereunder its own workers' compensation insurance covering General Managers, at Provider's expense, and, upon reasonable request, provide Franchisee with a certificate evidencing such coverage containing the policy number and the name and address of the carrier. Notwithstanding any other indemnification contained herein. Provider shall indemnify, defend and hold Franchisee harmless from any and all claims arising out of any injury, disability, or death of General Managers as its employee or otherwise, during the performance of any services hereunder or otherwise.

         3.8 Employees of Franchise. General Managers shall hire personnel to staff the Franchise as needed. All such personnel shall be the employees or contractors of Franchisee under Franchisee's direction unless otherwise agreed to by Provider and Franchisee. Notwithstanding any other indemnification contained herein, Franchisee shall indemnify, defend, and hold Provider harmless from all claims arising out of Franchisee's retention or employment of any of its subcontractors or employees, or otherwise. Each and every contract of employment entered into by and between Franchisee and Franchisee's subcontractors or employees with regard to any services to be performed for the Franchise shall state substantially as follows:

             (a) Franchisee's subcontractors and/or employees are subcontractors and/or employees of Franchisee alone (and not of the Provider);

             (b) Franchisee is contracting for the retention or employment of such subcontractors and/or employees on Franchisee's own behalf and not as an agent of the Provider, unless otherwise expressly authorized in writing by the Provider; and

             (c) No subcontract or contract of employment, oral or written, implied or in fact, exists between Franchisee and Franchisee's subcontractor and/or employees and the Provider.

4. Operating Expenses. In performing its duties hereunder, Provider shall act solely in the name and for the account of Franchisee. All expenses properly incurred by Provider in performing its duties hereunder shall be borne exclusively by Franchisee. Franchisee acknowledges that operating expenses shall include all costs incurred by Provider for telemarketing, credit card fulfillment, and verification; advertising, marketing fees, and media buys; legal, accounting, and bookkeeping fees; customer support; licensing fees and software expenses; equipment leases; and, all travel and other expenses incurred by such management personnel relating to the Franchise (collectively, the "Reimbursement Expenses") all charges not to exceed the fair market value of services provided. Franchisee shall pay when due all fees payable under Section
7. To the extent the funds necessary therefor are not generated by the operation of the Franchise, they shall be supplied by Franchisee to Provider in the manner provided in Section 5. Notwithstanding the foregoing, during the first three months of this Agreement, Provider shall pay the base compensation of eight sales representatives for the Franchise (estimated cost - $126,000) and shall pay a cooperative advertising allowance of


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$15,000 per month (total cost - $45,000). The amount of these expenses shall be paid by Provider to Franchisee when due for each month, and shall be deposited by Franchisee into the Working Capital Account so that they will be available to pay the expenses.

5.       Working Capital Account.

         5.1 Definition. As used herein, "Working Capital Account" includes funds for the maintenance of adequate cash balances, to finance receivables, payrolls, inventories and such other expenditures as shall be deemed necessary by Franchisee and as required by the Annual Budget, to be deposited and invested in an account or accounts of a type and with financial institutions selected by Franchisee.

         5.2 Working Capital Account. All funds to be made available to General Managers by Franchisee for the operation of the Franchise, including all funds derived from the operation of the Franchise, shall be deposited in the Working Capital Account. The Working Capital Account shall at all times be under the control of General Managers, subject to the direction of Franchisee and to General Managers' obligation of accounting to Franchisee as and when required herein. All monies received from the operation of the Franchise, and any and all expenses paid by General Managers on account of the operation of the Franchise, including, without limitation, the expenses noted in Sections 4 and 7 shall be deposited into and disbursed from the Working Capital Account. General Managers may (but are not obligated to) pay creditors of the Franchise such amounts as may be necessary from time to time to pay and discharge debts of the Franchise so as to prevent the attachment, creation or imposition of any lien, claim, security interest or encumbrance on the Franchise, the Working Capital Account or this Agreement. Checks or other instruments of withdrawal shall be signed only by a General Manager and an authorized representative of the Franchise. Franchisee shall have no right to receive funds on deposit in the Working Capital Account other than to receive amounts from the Working Capital Account as, if and when entitled thereto under this Agreement. Upon the expiration or earlier termination of this Agreement and the payment to Provider of all amounts then due Provider, all remaining amounts in the Working Capital Account shall be paid forthwith to Franchisee, or made available by transfer of account control authorization.

         5.3 Commingling of Funds. The Working Capital Account shall be used in connection with the operation of the Franchise and the performance of the terms and conditions of this Agreement, and General Managers shall segregate all receipts, accounts and records pertaining to the Franchise operations. Neither Provider nor General Managers shall commingle the monies of the Franchise with the monies of Provider or other ZLand franchisee.

6.       Books, Records and Statements.

         6.1 System of Accounts. General Managers shall keep adequate books of account and other records reflecting the results of Franchise operations on a cash basis. Except for such books and records as General Managers may elect to keep in Provider's office or other suitable location, the books of account and all other records relating to or reflecting the operation of the Franchise shall be kept at the Premises of the Franchise and shall be available to Franchisee and its representatives at the places kept during the hours of 9:00 a.m. to 5:00 p.m., local time,


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Monday through Friday, for examination, audit, inspection and transcription (at
Franchisee's expense).

         6.2 Quarterly and Annual Statements. General Managers shall prepare and deliver to Franchisee, within 45 days after the end of each calendar quarter, a financial statement containing a statement of income showing the results of operations of the Franchise for such preceding calendar quarter and for the portion of the fiscal year ended on the last day of such preceding calendar quarter. Such statement shall be prepared from the books of account of the Franchise maintained by General Managers on a cash basis. Within 90 days after the end of each fiscal year, General Managers shall furnish Franchisee with statements for the preceding fiscal year containing (i) a statement of income on a cash basis showing the results of operations of the Franchise for such preceding fiscal year, and (ii) a statement of the aggregate net cash flow, operating expenses, gross operating profit, and the management fees, for such preceding fiscal year. The foregoing annual financial statements shall be reviewed by an independent certified public accountant (the "Independent Accountant") and the cost of preparing and presenting them shall be included in the operating expenses of the Franchise and paid by General Managers from the Working Capital Account. Any disputes as to the contents of any such statement or any accounting matter hereunder shall be determined by the Independent Accountant, whose decisions shall be final and conclusive as to Provider, General Managers and Franchisee.

7.       Insurance.

         7.1 Coverages. During the term of this Agreement, General Managers shall procure and maintain, to the extent available on commercially reasonable terms, at Franchisee's sole cost and expense, insurance of such kinds and amounts as Franchisee shall be required to carry pursuant to the provisions of any lease or other agreement affecting the Franchise including the Franchise Agreement, as well as any other or additional insurance that Franchisee and the ZLand franchise system shall require. If General Managers are unable to obtain such insurance on commercially reasonable terms he shall notify Franchisee, which shall have the right to obtain such coverages and cause the premiums to be paid from the Working Capital Account.

         7.2 Insurers. All insurance shall be in such form and amounts and with such companies as shall be reasonably satisfactory to Franchisee and Provider and, to the extent required by any mortgage, lease or other agreement affecting the Franchise, by all interested parties thereunder. All policies insuring against damage to the Franchise or portions thereof or interruptions of business or the like shall name Franchisee, Provider, and such other parties as may be required by the provisions of any lease or other agreement affecting the Franchise as the insureds thereunder, as their respective interests may appear. All policies of hazard insurance shall include loss payment clauses in the form required by any lease or other agreement affecting the Franchise and Franchisee shall advise General Managers of the respective requirements of each such agreement prior to opening of the Franchise. All policies of liability insurance shall name Franchisee, Provider, and such other parties required above as the insureds thereunder, and shall contain riders and endorsements adequately protecting the interests of Provider. Certificates of all policies of insurance shall be delivered to Franchisee and to all such other parties, as Franchisee shall reasonably direct. Deductible items shall be paid from the Working Capital Account, if sufficient, and directly by Franchisee otherwise.


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         7.3 Subrogation. General Managers shall cause (to the extent possible without incurring undue expense) all policies of insurance to provide that the insurer will have no right to subrogation against Franchisee, Provider or any of its agents or employees or affiliates except for gross negligence or willful misconduct. Franchisee assumes all risks in connection with the adequacy of any insurance or self-insurance program, and waives any claim against Provider for any liability, cost or expense (including attorneys' fees and disbursements) arising out of any uninsured claim, in part or in full, of any nature whatsoever. All policies of insurance to be procured by General Managers shall permit the foregoing waiver (to the extent possible without incurring undue expense).

         7.4 Blanket Policies. Except to the extent otherwise required pursuant to the provisions of any lease or other agreement affecting the Franchise, and to the extent feasible, insurance may be obtained by General Managers, through the blanket insurance policies for all VentureLink franchises with the expense therefor allocated to the Franchise.

8. Notices. Any notice, statement or demand required under this Agreement shall be in writing and shall be delivered personally or electronically, or mailed addressed to:

         If to:   Provider:         ZLand, Inc
                                    27081 Aliso Creek Road
                                    Aliso Viejo, CA 92656
                                    Attention: Legal Department

         If to:   Franchisee:       Dorado Resources Corp.
                                    2200-609 Granville Street
                                    Vancouver, British Columbia, Canada V7Y 1H2
                                    Attention: Chairman, Management Committee

or to such other addresses as Provider and Franchisee shall designate in the manner herein provided, and shall be deemed to have been given on the day delivered or transmitted or, if mailed, three (3) days after it shall have been mailed, as aforesaid, in any regularly maintained government post office or branch post office. Any notice of an event of default, termination or exercise or non-exercise of a renewal option shall be personally delivered by means of overnight courier with receipted delivery or by certified or registered prepaid, first class U.S. mail, return receipt requested.

9.       Indemnification.

         9.1 Standard of Performance. Provider shall not, in the performance of this Agreement, be liable to Franchisee or to any other person or entity due to any act or omission, negligent, tortious or otherwise of any agent or employee of Franchisee or due to any such act or omission of Provider, its agents, General Managers or other employees, unless such act or omission of Provider constitutes gross negligence or willful misconduct. For the purposes of this provision, Provider will be considered responsible only for the acts or omissions of such of its own employees and not employees of the Franchise or other employees of Franchisee.


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Notwithstanding any other provisions of this Agreement, in no event shall
Franchisee make any claim against Provider, its affiliates or subsidiaries on account of any alleged errors of judgment made in good faith in connection with the management and operation of the Franchise hereunder by General Managers, nor shall Franchisee object to any expenditure made by General Managers or Provider in good faith in accordance with this Agreement and in the course of General Managers' activities and the operation of the Franchise unless such expenditure is specifically prohibited by this Agreement.

         9.2 Indemnification. Franchisee agrees to indemnify and save Provider and General Managers harmless from all liability, loss, damage, cost, claim or other expense, including reasonable attorneys' fees and disbursements, arising out of General Managers' performance of his duties under this Agreement, including, without limitation, all liability for injury to persons or damage to property by reason of any cause whatsoever, either in or about the Franchise or elsewhere when General Managers is carrying out the provisions of or any way connected with this Agreement.

         9.3 Survival. This Section 9 shall survive the expiration or other termination of this Agreement.

10. Option to Purchase Franchisee Equity. In consideration of the waiver of the management fee described in Section 3.4, the payment of sales representatives expenses and cooperative advertising expenses described in
Section 4 and a payment of $7,000 being made by Provider to Franchisee concurrently with execution of this Agreement, Franchisee hereby grants Provider an option to purchase up to 19.9% of the fully-diluted equity of Franchisee, exercisable as follows:

             (a) Beginning June 30, 2000, Franchisee shall be permitted to purchase up to 10% (calculated after the purchase) of the fully-diluted equity of Franchisee;

             (b) Beginning November 30, 2000, Franchisee shall be permitted to purchase up to an additional 9.9% (calculated after the purchase)of the fully-diluted equity of Franchisee;

             (c) The option shall expire June 30, 2001; and

The exercise price for the equity shall be the fair market value of the equity at the date of exercise, determined by the closing bid or last sale price of the equity on the trading date preceding the date of exercise, if the equity is publicly traded or, if it is not publicly traded, the last price for the equity paid by an independent third party, or if there have been no purchases by independent third parties, the price established by Franchisee's board of directors for purposes of stock option grants to employees or similar reasons. Provider shall receive full credit toward the exercise price of the management fees waived, sales representative and cooperative advertising fees paid and the $7,000 option payment, all as described above.


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11.      Miscellaneous.

         11.1 Fiscal Year. The phrase "fiscal year" shall mean the fiscal year of Provider, which shall begin January 1 of each year and end on December 31 of that year, unless Provider shall specify otherwise, except for the first year of the Term, which shall begin on the execution date hereof and end on the December 31 of the year next following the year of execution hereof.

         11.2 Independent Accountant. The Independent Accountant shall be selected by Provider, with Franchisee's approval, and may be any firm of independent certified public accountants.

         11.3 Further Assurances. Franchisee and Provider shall execute and deliver all other appropriate supplemental agreements and other instruments, and take any other action necessary to make this Agreement fully and legally effective, binding and enforceable as between them and as against third parties.

         11.4 Counterparts. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement. The headings of the titles to the several sections of this Agreement are inserted for convenience only and are not intended to affect the meaning of any of the provisions hereof.

         11.5 Waivers, Amendments, Etc. This Agreement may not be changed, modified or terminated, nor may any provisions hereof be waived, except by a writing signed by the party to be charged with any such change, modification, termination or waiver. The waiver of any of the terms and conditions of this Agreement on any occasion or occasions shall not be deemed a waiver of such terms and conditions on any future occasion.

         11.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of Franchisee, its successors and/or permitted assigns, and shall be binding upon and inure to the benefit of Provider, its successors and/or permitted assigns.

         11.7 Entire Agreement. This Agreement constitutes the entire Agreement between the parties relating to the subject matter hereof, superseding all prior agreements or undertakings, oral or written. Franchisee hereby represents that, in entering into this Agreement, Franchisee has not relied on any projection of earnings, statements as to possibility of future success or other similar matters which may have been prepared by Provider as to the cost or the future financial success of the Franchise.

         11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of California.

         11.9 Severability. If any one or more of the phrases, sentences, clauses or paragraphs contained in this Agreement shall be declared invalid by the final and unappealable order, decree or judgment of any court, this Agreement shall be construed as if such phrases, sentences, clauses


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or paragraphs had not been inserted, provided that the economic basis of this
Agreement is not thereby altered.

         11.10 Consents. Except as herein otherwise provided, whenever in this Agreement the consent or approval of Provider or Franchisee is required, such consent or approval shall not be unreasonably withheld or delayed. No such consent shall be effective for purposes of this Agreement unless the same shall be in writing and shall be duly executed by an authorized officer or agent of the party granting such consent or approval.

         11.11 Reference to Franchisee. If Franchisee shall comprise more than one person or entity, then the liability of all parties named as part of "Franchisee" shall be joint and several.

         IN WITNESS WHEREOF, Provider and Franchisee have duly executed this Agreement as of the day and year first above written.

PROVIDER: ZLand, Inc., a Delaware corporation


By: /s/ GLENN ABOOD
   ----------------------------------
       Glenn E. Abood, President

FRANCHISEE: Dorado Resources Corp., a British Columbia, Canadian corporation

By: /s/ MICHAEL MEYERS
   ---------------------------------
      Michael Meyers, President

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